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                              ALEC HOLDINGS, INC.

                               OFFER TO EXCHANGE
                    13% SENIOR DISCOUNT DEBENTURES DUE 2011
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                           FOR ALL OF ITS OUTSTANDING
                    13% SENIOR DISCOUNT DEBENTURES DUE 2011
               THAT WERE ISSUED AND SOLD IN A TRANSACTION EXEMPT
                   FROM REGISTRATION UNDER THE SECURITIES ACT

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

    Enclosed for your consideration is a Prospectus dated       , 1999 (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by ALEC Holdings, Inc. ("Holdings") to exchange up to $46,928,435 in aggregate principal amount of its 13% Senior Discount Debentures due 2011 which have been registered under the Securities Act, as amended (the "Exchange Debentures"), for up to $46,928,435 in aggregate principal amount of its outstanding 13% Senior Discount Debentures due 2011 that were issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Old Debentures").

    We are asking you to contact your clients for whom you hold Old Debentures registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Debentures registered in their old name. Holdings will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by Holdings for customary mailing and handling expenses incurred by you for forwarding any of the enclosed materials to your clients. Holdings will pay all transfer taxes, if any, applicable to the tender of Old Debentures to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

    Enclosed are copies of the following documents:

    1. the Prospectus;

    2. a Letter of Transmittal for your use in connection with the exchange of Old Debentures and for the information of your clients (facsimile copies of the Letter of Transmittal may be used to exchange Old Debentures);

    3. a form of letter that may be sent to your clients for whose accounts you hold Old Debentures registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

    4. a Notice of Guaranteed Delivery;

    5. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. a return envelope addressed to The Bank of New York, the Exchange Agent.

    YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON       , 1999, UNLESS EXTENDED (THE "EXPIRATION
DATE"). OLD DEBENTURES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

    To tender Old Debentures, certificates for Old Debentures or a book-entry confirmation (see "The Exchange Offer" in the Prospectus), a duly executed and properly completed Letter of Transmittal or a
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facsimile thereof, and any other required documents, must be received by the
Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

    Questions and requests for assistance with respect to the Exchange Offer or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address set forth in the Prospectus or at (212)-815-2824.

                                          Very truly yours,

                                          ALEC HOLDINGS, INC.

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF HOLDINGS OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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